Exhibit 10.35

                       SIXTH AMENDMENT TO CREDIT AGREEMENT
                       -----------------------------------

         THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of November 6, 1998, among, MERIDIAN MEDICAL TECHNOLOGIES, INC. (as successor by merger to Brunswick Biomedical Corporation) a Delaware corporation (the "Borrower"), and ING (U.S.) CAPITAL CORPORATION, a Delaware corporation ("ING"), constituting, the sole Lender under the Credit Agreement referenced below (together with its successors and assigns, the "Lenders"), and ING in its capacity as Agent for the Lenders.

                                   WITNESSETH:
                                   -----------

         RECITALS:

         A. The Borrower, the Lenders and the Agent have entered into a certain Credit Agreement, dated as of April 15, 1996 (as amended prior to the date hereof, the "Credit Agreement"); capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

         B. The Borrower has requested an amendment to the Credit Agreement to increase the Revolving Credit Commitment from $6,500,000 to $8,500,000 and to reflect a change in the financial covenants, and the Lenders have agreed to so amend the Credit Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by replacing the definition of "Revolving Loan Commitment Amount" in its entirety with the following:

                  "Revolving, Loan Commitment Amount" means (i) for the period commencing November 6,1998 and ending, October 31, 1999, $8,500,000, and (ii) for the period commencing November 1, 1999 and ending on the Revolving Loan Commitment Termination Date, $6,500,000.

         SECTION 2. Amendment to Section 1.1. Section 1.1I of the Credit Agreement is hereby amended by replacing the definition of "Eligible Inventory" in its entirety with the following:

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         "Eligible Inventory" means the lower of cost or market value of the
         Inventory of the Borrower and its Subsidiaries, provided that no Inventory shall be deemed eligible if:

                  (a) any warranty or representation contained in this Agreement or any of the other Loan Documents applicable either to Inventory in general or to any specific Inventory has been breached in any material respect with respect to such Inventory;

                  (b) it is neither (i) located at one of the places of business of the Borrower or its Subsidiary listed in the Perfection Certificate delivered to the Agent on November 20, 1996 by the Borrower in connection with the Security Agreement or in a jurisdiction where, if such location is in the United States, all necessary UCC filings have been made to perfect the security interest of the Agent under the Security Agreement in such Inventory and, if located in the United Kingdom or the Republic of Ireland, all actions and filings shall have been taken or made such that the Agent and the Lenders shall have a perfected, first-priority security interest (or the equivalent thereof) in such Inventory under the laws of such jurisdiction, nor (ii) located at such other place of business which is reported to the Agent pursuant to Section 4(a) of the Security Agreement, which the Agent agrees in writing is an acceptable location for Eligible Inventory and which is located in a jurisdiction where, if such location is in the United States, all necessary UCC filings have been made to perfect the security interest of the Agent under the Security Agreement in such Inventory and, if located in the United Kingdom or the Republic of Ireland, all actions and filings shall have been taken or made such that the Agent and the Lenders shall have a perfected, first-priority security interest (or the equivalent thereof) in such Inventory under the laws of such jurisdiction, nor (iii) in transit from one place of business to another;

                  (c) with respect to Inventory located in a public warehouse or at a leased location, the Agent has not received a bailee letter or landlord's lien waiver, in form and substance reasonably satisfactory to the Agent;

                  (d) it is located at any outside processing location;

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

                  (e) [intentionally omitted];

                  (f) it consists of returned goods;

                  (g) it is under consignment to or from any Person;

                  (h) it is not of good and merchantable quality, free from defects which would materially and adversely affect the market value thereof;

                  (i) it does not meet in all material respects all standards in all material respects imposed by any governmental authority, or any agency, department or division thereof, having regulatory authority over such Inventory;

                  (j) it is obsolete or is otherwise currently not usable or saleable in the ordinary course of business of the Borrower and its Subsidiaries; or

                  (k) it consists of Inventory located outside of the United States, the United Kingdom or the Republic of Ireland.

         SECTION 3. Amendment to Section 6.2.5. Section 6.2.5 of the Credit Agreement is hereby amended by replacing said Section in its entirety with the following:

                  SECTION 6.2.5 Capital Expenditures. The Borrower will not, and will not permit any Subsidiary to, make or commit to make any Consolidated Capital Expenditures, except the Borrower and its Subsidiaries may make Consolidated Capital Expenditures during any fiscal year provided (x) no Default or Event of Default has occurred and is continuing, and (y) the aggregate amount of Consolidated Capital Expenditures made during such fiscal year (including the amount of Capital Lease Liabilities incurred during such Fiscal Year that in accordance to GAAP is attributable to principal) does not exceed the amount set forth below opposite such fiscal year;

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                           Fiscal Year                Amount
                           -----------                ------
                              1998                  $3,800,000
                              1999                  $3,000,000
                              2000                  $5,000,000
                              2001                  $5,000,000
                              2002                  $5,000,000
                              2003                  $5,000,000

         provided further, however, that expenditures from insurance proceeds received upon the occurrence of a Loss which are made to replace or repair damaged or destroyed assets will not be included in the foregoing calculation.

         SECTION 4. Continuing Effectiveness of Credit Agreement. The Credit Agreement and each of the other Loan Documents shall remain in full force and effect in accordance with their respective terms, except as expressly amended or modified by this Amendment.

         SECTION 5. Cost and Expenses. The Borrower agrees to pay all out-of-pocket expenses of the Agent for the negotiation, preparation, execution and delivery of this Amendment (including fees and expenses of counsel to the Agent).

         SECTION 6. Effectiveness. This Amendment shall become effective upon the prior or concurrent receipt by the Agent of each of the following:

                  (a) a copy of this Amendment, duly executed by each of the Borrower, the Agent and the Lenders;

                  (b) an original Revolving Note, dated as of the date of this Amendment, in the principal amount of $8,500,000 (the "New Revolving Note"), issued as a substitution for the existing Revolving Note in the principal amount of $6,500,000 (the "Old Revolving Note"). Upon receipt of the New Revolving Note, Lender agrees to promptly return the Old Revolving Note to the Borrower for cancellation;

                  (c) a certificate, dated as of the date of this Amendment, of the Secretary of the Borrower as of such date as to:

                           (i) resolutions of its Board of Directors, then in
                  full force and effect authorizing the execution, delivery and performance of this Amendment and the other documents referenced in Section 6 of this Amendment and the related transactions contemplated hereby and thereby, and

                           (ii) the incumbency and signatures of those of its
                  officers authorized to act with respect to such documents, upon which certificate each Lender may conclusively rely until it shall have received further certificates of the Secretary of the Borrower canceling or amending such prior certificate;

                           (iii) absence of changes to the Organic Documents of
                  the Borrower since April 30, 1998;

                  (d) a so-called "good standing" certificate with respect to the Borrower as of a recent date from the appropriate Governmental Authority of the State of its incorporation;

                  (e) evidence of qualification of the Borrower as of a recent date to do business in each other jurisdiction in which the failure to so qualify could result in a Material Adverse Change;

                  (f) an opinion letter, dated as of the date of this Amendment, addressed to the Agent and all Lenders, from counsel to the Borrower and its Subsidiaries in form and substance reasonably satisfactory to the Agent covering such matters as the Agent may reasonably request regarding this Amendment and the transactions contemplated hereby;

                  (g) such other documents (certified if requested) as the Agent or the Required Lenders may reasonably request with respect to this Amendment and the other documents referenced in Section 6 of this Amendment, the transactions contemplated hereby or thereby, or any Organic Document, Contractual Obligation or Regulatory Approval; and

                  (h) payment of the amount of all costs and expenses which have been invoiced and are payable on or prior to the date of this Amendment pursuant to Section 9.3 of the Credit Agreement.

         SECTION 7. Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

         SECTION 8. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Amendment shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrower and each Lender.

         SECTION 9. Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         SECTION 10. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer its rights or obligations hereunder or under the Credit Agreement except in accordance with the terms of the Credit Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                            MERIDIAN MEDICAL TECHNOLOGIES, INC.


                                            By:
                                                -------------------------------
                                                James H. Miller
                                                President


                                                               [CORPORATE SEAL]


                                            ING (U.S.) CAPITAL CORPORATION, in
                                            its capacity as Agent and Lender


                                            By:
                                                -------------------------------
                                                Michael Garvin
                                                Vice President


                       [SIGNATURE PAGE TO SIXTH AMENDMENT]